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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT



AGREEMENT DATE:                             JANUARY 1, 1996


COMPANY:                                    UGLY DUCKLING HOLDINGS, INC.
                                            AN ARIZONA CORPORATION
                                            2525 EAST CAMELBACK ROAD, SUITE 510
                                            PHOENIX, ARIZONA 85016


EMPLOYEE:                                   ERNEST C. GARCIA II
                                            4330 NORTH 57TH WAY
                                            PHOENIX, ARIZONA 85018


                                    RECITALS

         The parties acknowledge that the following recitals are true, correct and a material part of this Employment Agreement (this "Agreement"):

         1. Employee founded the Company and is the sole director, Chief Executive Officer and the largest shareholder of the Company.

         2. Employee's management of the Company is critical to its success and, therefore, Company seeks to employ Employee on a long term basis.

         3. Employee is willing to be retained as an employee and to continue managing the Company on a long term basis under the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the covenants, representations and warranties of the parties stated herein, the performances of the parties required hereby and the benefits to be obtained by the parties herefrom, Company and Employee mutually agree and expressly intend to be legally bound as follows:

SECTION 1. EMPLOYMENT. Commencing on the Agreement Date, Company shall employ Employee on a full-time basis to render the services required by this Agreement (the "Services"). Employee shall render the Services faithfully, promptly and professionally as a full-time employee of the Company. Subject to the foregoing and to Section 6.3 hereof, Company acknowledges that Employee may own other companies and businesses from time to time and that Employee shall also render services to such other companies and businesses.
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SECTION 2.  OBLIGATIONS OF EMPLOYEE

         2.1 SERVICES. The Services rendered by Employee shall be rendered in compliance with all applicable laws and the instructions of the board of directors of the Company (the "Board"). The Services to be rendered by Employee include, but may not be limited to, the following:

                  2.1.1 Officer. Employee shall serve as the Chief Executive Officer of the Company and as the Chairman of the Board. Employee shall report to the Board regarding the operation of the Company. Employee shall administer the day-to-day operation of the Company, utilizing the means, methods and procedures recommended by Employee, but subject to approval by the Board. Employee shall execute and perform all lawful and reasonable directives and orders of the Board regarding the administration and operation of the Company.

                  2.1.2 Other Services. Employee shall perform and provide all other services and duties customarily performed and provided by the chief executive officer of a commercial enterprise and all other services and duties reasonably required by the Board.

SECTION 3. COMPANY OBLIGATIONS. Company shall provide the following to Employee for use and utilization by Employee in connection with, in support of, and for the benefit of, the Services of Employee.

         3.1 OFFICES. The Company shall maintain such offices and all equipment, supplies, furniture and fixtures as may be reasonably required by Employee to perform the Services.

         3.2 PERSONNEL. The Company shall employ or retain such personnel as may be reasonably required by Employee to perform the Services and as may be reasonably required to operate all businesses of the Company (the "Personnel") and Company shall be responsible for the compensation of all Personnel.

         3.3 INSURANCE. The Company shall maintain such general liability and casualty insurance as may be reasonably required by and available to the Company. Employee acknowledges that the Company does not currently maintain insurance coverage for the errors and omissions of the directors and officers of the Company. The Company shall forever indemnify Employee for liabilities incurred by Employee as a director or officer of the Company in accordance with the Articles and Bylaws of the Company and any Indemnity Agreement between Employee and Company.

         3.4 OTHER. The Company shall provide other items and services that may be requested by Employee and that are reasonably required by Employee to perform the Services and to operate all businesses of the Company.

SECTION 4. COMPENSATION. Company shall compensate Employee for the Services rendered by Employee pursuant to this Agreement by paying and providing to Employee all of the following:


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         4.1 SALARY. Employee shall receive an annual salary of One Hundred
Twenty Thousand Dollars ($120,000.00) (the "Salary"). The Salary shall be payable in arrears in equal regularly scheduled installments commencing on the first regular payday of the Company after the Agreement Date. On January 1, 1997, and on each January 1 thereafter during the term of this Agreement, the Salary shall be increased by an amount established by the Board, but in no event less than ten percent (10.0%) of the Salary during the prior calendar year.

         4.2 INSURANCE BENEFITS. Employee shall be insured by and included in the group medical insurance policy and the group life policy maintained by the Company for its employees. All insurance benefits shall be provided under the terms and conditions stated in the policies therefor and all deductibles, co-payments and other charges payable by the insured thereunder shall be paid by Employee without reimbursement by the Company.

         4.3 VACATION BENEFITS. Employee shall be entitled to thirty (30) business days during each calendar year for vacation, personal business or any other purposes ("Vacation Days"). Vacation Days not taken in one calendar year shall not accumulate and shall not be taken in a subsequent calendar year and no compensation shall be payable to Employee for Vacation Days not taken.

         4.4 VEHICLE ALLOWANCE. The parties acknowledge that Employee will be required to travel to perform the Services. The Company shall provide to Employee a suitable vehicle to drive for travel (the "Company Vehicle"). Employee shall use the Company Vehicle in accordance with Company Vehicle policies and procedures. Alternatively, Employee may elect to use his own vehicle for travel in performance of the Services (the "Personal Vehicle"). If Employee elects to use his Personal Vehicle, then Employee shall insure all use and operation of the Personal Vehicle, including use in performing the Services, against liability and property damage to others with limits not less than Three Hundred Thousand Dollars ($300,000.00) for liability and Twenty-Five Thousand Dollars ($25,000.00) for property damage. Such insurance shall be primary to any insurance maintained by Company and Company is not required to insure Employee's use and operation of his Personal Vehicle. If Employee elects to use his Personal Vehicle in performance of the Services, then Company shall pay to Employee each month Five Hundred Dollars ($500.00) plus the mileage allowance authorized by the Internal Revenue Service for each mile driven by Employee using his own Personal Vehicle in performance of the Services (the "Vehicle Allowance"). Employee shall maintain and provide to Company adequate records of Employee's use of his Personal Vehicle in accordance with Company's mileage reimbursement policies.

         4.5 EXPENSES. Company shall reimburse Employee for reasonable and necessary expenses incurred by Employee in performing Services in accordance with Company's expense reimbursement policies.

         4.6 WITHHOLDINGS. All installments of the Salary and all other funds paid to Employee pursuant to this Section 4 shall have withheld therefrom all federal and state income taxes and all other amounts that the Company is required by law to withhold.


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SECTION 5.  TERM AND TERMINATION.

         5.1 TERM. The term of this Agreement (the "Term") shall commence as of the Agreement Date and shall expire on December 31, 1998, unless terminated prior thereto. Neither party has any obligation to extend the Term of this Agreement upon its expiration. If a party does not intend to extend the Term of this Agreement beyond its expiration, then said party shall notify the other party of its intention not to extend the Term by delivery of written notice thereof sixty (60) or more days prior to the expiration of the Term or any renewal of the Term. If neither party gives timely written notice of its intention not to extend the Term, then the Term of this Agreement shall automatically be extended and continued year-to-year. If this Agreement is automatically extended year-to-year, then it may be terminated thereafter only in accordance with the terms hereof.

         5.2 TERMINATION BY EMPLOYEE. Employee may terminate this Agreement at any time by delivery of written notice of termination to Company thirty (30) or more days prior to the effective date of the termination. If Employee terminates this Agreement then the Company shall continue all compensation of Employee through the effective date of termination. If Employee terminates this Agreement due to the material default or breach of Company hereunder, then Company shall also compensate Employee for all damages suffered or incurred by Employee as a result of the default or breach of Company hereunder.

         5.3 TERMINATION BY COMPANY. Company may terminate this Agreement as follows:

                  5.3.1 Termination Without Cause. Company may terminate this Agreement at any time and without cause by delivery of written notice to Employee thirty (30) or more days prior to the effective date of the termination. If Company terminates this Agreement without cause, then Company shall continue all compensation of Employee for twelve (12) full calendar months after the effective date of the termination, and such continuation of all compensation shall discharge all liability of Company to Employee in connection with the termination of this Agreement.

                  5.3.2 Termination With Cause. Company may terminate this Agreement in the event of a material default or breach hereof by Employee and the failure of Employee to cure the material default or breach, if capable of being cured, within thirty (30) days after delivery to Employee of written notice of the material default or breach hereof by Employee. If Company terminates this Agreement with cause, then Company shall continue all compensation of Employee through the effective date of the termination but Employee's compensation need not be continued after the effective date of the termination.

                  5.3.3 Disability. If Employee is unable to perform the Services on a full-time basis for one hundred eighty (180) consecutive days, whether due to illness, injury or any other reason, Employee shall be deemed disabled. In such event, Company may terminate this Agreement and Employee's compensation shall not be payable after the effective date of termination. This Section 5.3.3 is not intended to effect any disability benefits that Employee may be entitled to under any governmental or private disability benefits


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         program but Company does not make any representations or warranties regarding the effect of this Section 5.3.3 on any governmental or private disability benefits program.

SECTION 6.  CONFIDENTIALITY, PROPERTY AND NON-COMPETITION.

         6.1 CONFIDENTIALITY. Employee acknowledges that all non-public information regarding the Company may be a business secret and that the confidentiality thereof may be a valuable right of the Company. At all times during and after the term of this Agreement, Employee shall maintain the confidentiality of all such information and shall not disclose such information without the prior written consent of the Board, unless required by law. Information shall not be deemed confidential if it is in the public domain or is subsequently obtained by Employee from independent sources and not otherwise subject to confidentiality restrictions.

         6.2 PROPERTY. Employee acknowledges that all tangible and intangible property of Company, including but not limited to, records, files, data, contracts and information regarding employees and customers belong exclusively to Company and Employee shall not own nor acquire any interest therein. Employee shall not remove any of the property of Company without the prior written consent of the Board and upon expiration or termination of this Agreement all such property in the possession of Employee shall be immediately surrendered and returned to Company.

         6.3 NON-COMPETITION.

                  6.3.1 During Agreement. During the term of this Agreement Employee shall not, directly or indirectly, own any interest in, be employed by or render any services to any business that then competes with the Company, other than the ownership of not more than five percent (5%) of the publicly traded securities of any company.

                  6.3.2 After Agreement. Except in the event of termination of this Agreement by Employee due to the material default or breach of Company, for twelve (12) months after the effective date of termination of this Agreement Employee shall not, directly or indirectly, own any interest in, loan money to, be employed by or render any services to any business that then competes with the Company, other than the ownership of not more than five percent (5%) of the publicly traded securities of any company. If Employee terminates this Agreement due to the default or breach of Company, there shall be no restrictions on Employee's activities and Employee may compete with the Company.

         6.4 ENFORCEMENT. Employee acknowledges that the Company may incur substantial, irreparable, immediate and continuing harm if any of the covenants of Employee stated in this Section 6 are violated and that monetary awards may not be adequate remedies for the violations. Therefore, Employee acknowledges and agrees that equitable remedies may be sought and obtained by the Company, including, but not limited to, temporary and permanent restraining orders and injunctions, to enforce the covenants of Employee stated in this Section 6.

SECTION 7.  GENERAL PROVISION.


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         7.1 NOTICES. All notices and communications hereunder shall be in writing and shall be given by personal delivery or mailed first class, registered or certified mail, postage prepaid, and shall be deemed received upon the earlier of actual delivery or three (3) business days after deposit in the United States Mail. Notices to the parties shall be delivered or mailed to the addresses set forth in this Agreement.

         7.2 ATTORNEY'S FEES. In the event any party hereto finds it necessary to bring an action at law or other proceeding against the other party to enforce any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Agreement, or by reason of any breach hereof, the party prevailing in any such action or other proceedings shall be paid all costs and reasonable attorneys' fees by the defaulting party, and in the event any judgment is secured by such prevailing party, all such costs and attorneys' fees shall be included in any such judgment, with attorneys' fees to be set by the court and not by the jury.

         7.3 TIME. Time is of the essence of this Agreement. However, if any action is required to be taken on a Saturday, Sunday or legal holiday, the action shall be deemed timely taken if it is taken on the next regular business day.

         7.4 LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. Any action brought in connection with this Agreement shall be brought and prosecuted in a federal or state court of competent jurisdiction in Arizona.

         7.5 LIABILITY OF AFFILIATES. The parties acknowledge that this Agreement is made exclusively between Company and Employee and that the shareholders, directors, officers, employees or agents of the Company shall not have any liability under this Agreement.

         7.6 NEGOTIATIONS AND INTEGRATION. The terms and provisions of this Agreement represent the results of negotiations between the parties. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and the parties hereby waive the application of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared the executed draft or any earlier draft hereof. All understandings and agreements between the parties are merged in this Agreement which alone fully and completely expresses their agreement. This Agreement is entered into after full investigation, neither party relying upon any statements or representations made by the other not embodied in this Agreement. To the extent inconsistent therewith, this Agreement supersedes all personnel policies of Company.

         7.7 ASSIGNMENT AND MODIFICATION. This Agreement may not be assigned, delegated or subcontracted by Employee at any time. This Agreement may not be assigned by Company except in connection with the sale of the Company, whether by merger, sale of assets or otherwise, to a transferee that expressly assumes this Agreement and that is able to perform the obligations of Company hereunder. This Agreement may not be changed orally, but only by an agreement in writing, signed by the parties.


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         7.8 SEVERANCE. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it was held invalid, shall not be effected thereby.

         7.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto, their successors and assigns. However, nothing herein shall be deemed to permit assignment except in strict accordance with the provisions of this Agreement.

         7.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties hereby acknowledge their receipt, review, understanding and acceptance of every provision of this Agreement effective as of the Agreement Date.

Company:                                    Ugly Duckling Holdings, Inc.,
                                            an Arizona corporation

                                            By:      /s/ STEVEN P. JOHNSON
                                                  -----------------------------
                                            Name:        STEVEN P. JOHNSON
                                                  -----------------------------
                                            Its:         SR. V.P.
                                                  -----------------------------


Employee:                                     /s/ ERNEST C. GARCIA II
                                            -----------------------------------
                                            Ernest C. Garcia II


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